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                                                                   Exhibit 23.2

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the reference to our firm under the captions "Selected Consolidated Financial Data" and "Experts" and to the use of our report dated November 3, 1998, in the Registration Statement and related Prospectus of Uno Restaurant Corporation for the registration of 2,300,000 shares of common stock, and to the incorporation by reference therein of our report dated November 3, 1998, with respect to the consolidated financial statements of Uno Restaurant Corporation included in its Annual Report (Form 10-K) for the year ended September 27, 1998, filed with the Securities and Exchange Commission.


                                                         /s/ Ernst & Young LLP


Boston, Massachusetts
September 8, 1999